SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2009

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 1, 2009, Southern Indiana Gas and Electric Company (SIGECO) began purchasing coal from Vectren Fuels, Inc. (Fuels) under new coal purchase agreements. The term of these coal purchase agreements continues to December 31, 2014, with prices specified ranging from two to four years. Both SIGECO and Fuels are wholly owned by Vectren Corporation. SIGECO is a wholly owned subsidiary of Vectren Utility Holdings, Inc. Copies of the coal supply agreements are filed herewith as Exhibit 10.1, 10.2, 10.3, and 10.4.

Item 9.01	Exhibits

(d)	Exhibits:

The exhibits listed below are filed herewith.

10.1	Warrick Unit 4 Coal Supply Agreement Dated January 1, 2009

10.2	F.B. Cully Coal Supply Agreement Dated January 1, 2009

10.3	A.B. Brown Coal Supply Agreement Dated January 1, 2009 (410,000 tons)

10.4	A.B. Brown Coal Supply Agreement Dated January 1, 2009 (1 million tons)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
January 5, 2009
	By:	/s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller and Assistant Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Warrick Unit 4 Coal Supply Agreement Dated January 1, 2009

10.2	F.B. Cully Coal Supply Agreement Dated January 1, 2009

10.3	A.B. Brown Coal Supply Agreement Dated January 1, 2009 (410,000 tons)

10.4	A.B. Brown Coal Supply Agreement Dated January 1, 2009 (1 million tons)